SECOND AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is made  and entered into as of the 28th day of February, 2003, by and among ClimaChem, Inc. ("ClimaChem"), an Oklahoma corporation, each of the subsidiaries of ClimaChem identified on the signature pages hereof as a guarantor (such subsidiaries, together with ClimaChem, each a "Credit Party", and collectively, the "Credit Parties"), each Purchaser identified on the signature pages hereof (collectively, the "Purchasers") and Guggenheim Investment Management, LLC, as collateral agent (the "Collateral Agent"), with reference to the following:

WHEREAS, LSB Industries, Inc., a Delaware corporation, as guarantor, ClimaChem, as Issuer, each of Credit Parties that are subsidiaries of ClimaChem, as guarantors, the Purchasers and Collateral Agent entered into that certain Securities Purchase Agreement, dated as of May 24, 2002, as amended by that certain letter agreement dated July 10, 2002 (the "Securities Purchase Agreement"); and

WHEREAS, the Credit Parties have requested the Collateral Agent and Purchasers to amend the Securities Purchase Agreement to modify the minimum EBIDTA covenant and conditions under which a "Trigger Event" shall occur, and the Collateral Agent and Purchasers have agreed to amend the Securities Purchase Agreement pursuant to this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meaning set forth in the Securities Purchase Agreement.

2. Minimum EBITDA. Section 6.2(s)(i) of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

"(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$12,290,129	For the 12 month period ending March 31, 2003
$13,353,750	For the 12 month period ending June 30, 2003
$13,532,466	For the 12 month period ending September 30, 2003
$12,548,700	For the 12 month period ending December 31, 2003

EBITDA for the 12 month period ending each fiscal quarter after December 31, 2003 shall be determined based upon of projected EBITDA for such period as set forth in the Projections delivered to Purchasers in accordance with Section 6.1(b)(4), which Projections are in the form and substance acceptable to the Required Holders in their reasonable discretion; provided, that if the Required Holders and the Credit Parties cannot agree on the EBITDA covenant number based upon projected EBITDA, for purposes of this Section 6.2(s)(i), EBITDA for such 12 month period shall be determined by the Required Holders and shall not be less than $15,000,000."

3. Triggering Condition. Section 8 of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

"If, as of the end of any fiscal quarter beginning after December 31, 2002, ClimaChem fails to maintain EBITDA for the twelve-month period ending on the last day of any such fiscal quarter equal to at least $12,000,000 (a "Trigger Event"), then, within 210 days of the end of such fiscal quarter, ClimaChem shall pay to the Purchasers an amount equal to 33.3% of then outstanding principal of the Notes plus any Additional Interest applicable to such payment and all accrued and unpaid Cash Interest (the "Trigger Failure Amount"); provided, however, that if as of the end of each of the two fiscal quarters immediately following any Trigger Event, ClimaChem maintains EBIDTA for the twelve-month period ending on the last day of the respective fiscal quarter equal to at least $12,000,000, then within 210 days of such Trigger Event, ClimaChem shall pay to the Purchasers an amount equal to 10.0% of then outstanding principal of the Notes plus any Additional Interest applicable to such payment and all accrued and unpaid Cash Interest instead of the Trigger Failure Amount. If ClimaChem defaults in the making of any such payment, the Purchasers may, at anytime after such default, at the sole expense of the Credit Parties, hire an advisor reasonably acceptable to ClimaChem (which consent shall not be unreasonable withheld) to assist ClimaChem in obtaining financing or selling its assets or its business, in separate parts or in its entirety, sufficient to pay all Obligations. All proceeds from any such sales of assets shall be paid to the Purchasers for application to the Obligations, subject to the prior rights of any first Lien on such assets pursuant to the Foohill Loan Agreement."

4. Amendment Fee. The Credit Parties shall pay to the Collateral Agent an amendment fee of $10,000 within ten (10) days of the effective date of this Amendment.

5. Continued Effectiveness of the Securities Purchase Agreement. Except as otherwise expressly provided herein, all of the covenants, agreements, terms, provisions and conditions of the Securities Purchase Agreement and Loan Documents continue in full force and effect and are hereby ratified and confirmed in all respects.

Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Reference to Securities Purchase Agreement. The Securities Purchase Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Securities Purchase Agreement as amended hereby, are hereby amended so that any reference therein to the Securities Purchase Agreement shall mean a reference to the Securities Purchase Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                                                                                                                    Issuer:

                                                                                                                                    CLIMACHEM, INC.

                                                                                                                                    By:____________________________
                                                                                                                                    Title:___________________________

                                                                                                                                    Guarantors that are Credit Parties:

                                                                                                                                    NORTHWEST FINANCIAL CORPORATION
                                                                                                                                    EL DORADO CHEMICAL COMPANY
                                                                                                                                    THE ENVIRONMENTAL GROUP, INC.
                                                                                                                                    KOAX CORP.
                                                                                                                                    INTERNATIONAL ENVIRONMENTAL
                                                                                                                                    CORPORATION
                                                                                                                                    CLIMATE MASTER, INC.
                                                                                                                                    THE CLIMATE CONTROL GROUP, INC.
                                                                                                                                    CLIMATECRAFT, INC.
                                                                                                                                    ACP INTERNATIONAL LIMITED
                                                                                                                                    THERMALCLIME, INC.
                                                                                                                                    CLIMACOOL CORP.
                                                                                                                                    TRISON CONSTRUCTION, INC.
                                                                                                                                    LSB CHEMICAL CORP.

By:____________________________
Title:__________________________

Purchasers:

                                                                                                                                    UPPER COLOMBIA CAPITAL COMPANY, LLC
                                                                                                                                    FORTWIRTH CDO LTD.
                                                                                                                                    NORTH AMERICAN COMPANY FOR LIFE
                                                                                                                                    AND HEALTH INSURANCE
                                                                                                                                    NORTH AMERICAN COMPANY FOR LIFE
                                                                                                                                    AND HEALTH INSURANCE OF NEW YORK

                                                                                                                                     By:______________________________
                                                                                                                                     Title:___________________________

Collateral Agent

 GUGGENHEIM INVESTMENT MANAGEMENT, LLC

By:______________________________
Title:___________________________